NORTHSTAR REALTY FINANCE
ANNOUNCES THIRD QUARTER 2007 RESULTS

Highlights

•	$0.40 third quarter AFFO per share, excluding $0.10 per share charge relating to certain one-time items.

•	Strong credit performance with no credit losses and no non-performing assets across entire $7.5 billion managed asset base.

•	Fitch upgrades and affirms ratings on multiple classes of notes issued by four of NorthStar’s CDOs. NorthStar has never had a negative ratings action on any CDO issued by the Company.

•	NorthStar has no direct exposure to single family housing and subprime mortgage markets.

•
Strong liquidity position with $329 million of available liquidity and $1.7 billion undrawn on $2.9 billion of total credit facilities at September 30, 2007. Liquidity supplemented by $42 million of loan repayments and $135 million of loan syndications subsequent to quarter end.

•	$9.75 adjusted diluted book value per common share.

•	Third quarter dividend of $0.36 per share.

NEW YORK, NY, November 8, 2007 — NorthStar Realty Finance Corp. (NYSE: NRF) today announced its third quarter 2007 results. NorthStar reported adjusted funds from operations (“AFFO”) for the quarter ended September 30, 2007 of $0.30 per share versus $0.35 per share for the quarter ended September 30, 2006. AFFO for the third quarter 2007 was $19.6 million, compared to $16.7 million for the third quarter 2006. Net income available to common stockholders for the third quarter 2007 was $8.7 million, or $0.14 per share, compared to $9.7 million, or $0.23 per share for third quarter 2006. Third quarter 2007 net income and AFFO includes $3.2 million of placement fee expenses for raising private capital for the NorthStar Real Estate Securities Opportunity Fund (“Securities Fund”) and a $3.1 million write-off of due diligence costs relating to the termination of a purchase agreement to acquire a portfolio of tax credit multi-family properties by NorthStar’s joint venture with affiliates of Goldman, Sachs & Co. and another real estate finance company. Excluding these charges, net income and AFFO on an aggregate and per share basis was $15.0 million and $0.24, and $25.9 million and $0.40, respectively, for third quarter 2007.

At September 30, 2007, diluted book value per common share was $7.71, and adjusted diluted book value per common share, which excludes the impact of mark-to-market adjustments and real estate depreciation and amortization on stockholders’ equity, was $9.75. The Company computes adjusted diluted book value per common share because its securities portfolio is generally intended to be held to maturity and is predominantly match funded with non-recourse debt whose maturity is not impacted by changes in the market value of the securities. Unless there has been a permanent impairment in value of a security resulting in non-payment of principal or interest when due, changes in book value of the securities assets should not impact the Company’s AFFO or ability to pay a dividend. For the quarter ended September 30, 2007, NorthStar generated a 22.5% return on average adjusted common book equity, excluding G&A and one-time items. For a reconciliation of net income to AFFO and calculations of return on average adjusted common book equity and adjusted diluted book value per common share, please refer to the tables on the following pages.

David T. Hamamoto, president and chief executive officer commented, “NorthStar’s strong quarterly financial results, exceptional credit strength and solid liquidity position through the last several months of market volatility demonstrate our Company’s ability to respond to and operate in challenging macro-economic and capital markets conditions. Our strategy in this environment is to continue to aggressively manage credit and liquidity while carefully watching the market for attractive investment opportunities. We believe that these efforts should result in our ability to continue to deliver strong cash returns to our shareholders through a consistent and reliable dividend.”

Mr. Hamamoto continued, “The fixed income and equity market volatility continues to be driven by issues in the residential lending and single family housing sector. NorthStar has always been focused on commercial real estate finance and has no direct exposure to single family housing or subprime residential lending. Although commercial real estate is not the cause of current market volatility, we firmly believe that attractive opportunities will be available to those who manage credit and liquidity through these challenging times as weaker competitors and non-dedicated real estate investors leave the market. Our broad and experienced investment platform is well-positioned for this period of opportunity.”

Investment Summary

NorthStar originated $595 million of total new investment commitments during the third quarter 2007, funded $561 million, including fundings of prior period commitments, and received $250 million of proceeds from repayments and asset sales. NorthStar committed to $161 million of commercial real estate loans, funded $134 million, including $43 million of prior period commitments, and received $139 million of real estate loan principal repayments. NorthStar and its Securities Fund also invested in $191 million of real estate securities transactions and acquired $15 million of net lease investments. NorthStar’s Monroe Capital joint venture, which primarily makes secured first lien loans to middle market companies, committed to $227 million of investments during the quarter. NorthStar deployed approximately $55 million of equity and recycled approximately $67 million of equity capital from loan repayments and closing the Securities Fund during the third quarter.

First mortgages and junior participations in first mortgages represented 67.5% and mezzanine loans represented 32.5% of third quarter funded real estate loan volume. Weighted average first and last dollar loan-to-value was 45.6% and 81.4%, respectively, of real estate loan commitments committed to and funded during the third quarter. NorthStar’s real estate securities third quarter investments had a weighted average credit rating of A+/A1.

As of September 30, 2007, NorthStar had approximately $7.5 billion of assets under management.

NorthStar Real Estate Securities Opportunity Fund

On July 5, 2007, NorthStar closed on $109 million of equity capital for the Securities Fund, an investment vehicle in which NorthStar intends to prospectively conduct its real estate securities investment business. NorthStar is the manager and general partner of the Securities Fund, will typically receive base management fees ranging from 1.0% to 2.0% per annum on third party capital, and is entitled to annual incentive management fees ranging from 20% to 25% of the increase in the Securities Fund’s net asset value in excess of an 8.0% per annum return.

At the initial closing, NorthStar sold $63.6 million of assets, including its interests in two synthetic commercial real estate CDOs, its equity interest in its most recent real estate securities CDO - CDO IX, deposits relating to its off-balance sheet warehouse facility and an equity interest in a third party securitization. NorthStar received approximately $35.6 million of cash proceeds from the closing and retained a 25.7% interest in the Securities Fund.

In connection with obtaining $81.0 million of third-party commitments, NorthStar agreed to pay an advisor $3.2 million over a two-year period, but for GAAP accounting purposes recognized the expense in the third quarter 2007. To the extent there are subsequent closings, NorthStar will recognize a charge equal to 4.0% of additional third-party commitments obtained. NorthStar is targeting NorthStar and third party commitments totaling $250 million and has committed to maintain a minimum investment equal to 25% of the Securities Fund’s capital.

Financing and Risk Management

During the third quarter, NorthStar increased its secured credit capacity by $750 million. At September 30, 2007, NorthStar had $897 million outstanding under its $2.2 billion of committed on-balance sheet secured credit facilities and had no outstanding principal balance under its $100 million unsecured credit facility. Total available liquidity at September 30, 2007 was approximately $329 million, including $237 million of unrestricted cash, cash equivalents, and undrawn equity liquidity on its credit facilities, and $92 million of uninvested cash in its CDOs. At September 30, 2007, NorthStar and its Securities Fund had $1.7 billion of undrawn total credit facility capacity, and the average cost of NorthStar’s on-balance sheet senior and subordinate debt was 5.99%.

Subsequent to September 30, 2007, NorthStar syndicated, at par, portions of three real estate loans which resulted in the return of $3.1 million of equity capital, $49 million of cash in one of our CDOs and a $77 million reduction in future funding commitments relating to these loans. These syndication activities, and a $42 million principal repayment subsequent to September 30, 2007 further enhanced NorthStar’s liquidity position.

At September 30, 2007, the weighted average first and last dollar loan-to-value of NorthStar’s real estate loans was 23.1% and 81.0%, respectively. The average credit rating of NorthStar’s real estate securities was BBB/Baa2 and the net leased assets were fully leased with a weighted average remaining lease term of 9.5 years. The Company has no direct exposure to the single family housing and subprime mortgage markets.

As of September 30, 2007, NorthStar had no non-performing assets and experienced no credit losses during the third quarter. NorthStar’s securities portfolio had 55 upgrades representing $207 million of assets and one downgrade representing $2 million of assets during the third quarter. During August 2007, Fitch upgraded six classes and affirmed the ratings on three classes of notes issued by N-Star Real Estate CDO II and affirmed the ratings on all the classes of notes issued by N-Star Real Estate CDOs III and VII, three of NorthStar’s commercial real estate securities CDOs. During October 2007, Fitch affirmed the ratings on all classes of notes issued by N-Star Real Estate CDO VIII, NorthStar’s third commercial real estate CDO. As of November 8, 2007, the Company had no non-performing assets and no credit losses.

Andrew C. Richardson, chief financial officer and treasurer stated, “NorthStar continued its track record of exceptional credit performance this quarter, even as market liquidity decreased and evidence of softening U.S. commercial real estate values began to emerge. Our only watch list asset from the second quarter, a $42 million mezzanine loan that was unleveraged on our balance sheet, fully repaid in October, and we added three assets, representing two loans and one securities investment, totaling $46 million of principal, which is less than 1% of total assets, to our watch list for the third quarter. NorthStar has a very robust portfolio management process with real estate experts dedicated to managing the performance of our collateral. We are carefully monitoring each of our assets for early signs that current capital markets and/or weaker economic conditions may negatively impact performance, and NorthStar will not hesitate to aggressively move to maximize value to protect our capital if any problems arise.”

Mr. Richardson continued, “Most of our third quarter investment volume represents transactions that were committed to prior to third quarter and closed early in the quarter. NorthStar’s outlook remains cautious in this environment, as we have not yet seen a reduction in market volatility or stabilizing risk premiums. Our investment organization is focused on initiatives to recycle capital by strategically syndicating loans, marketing our asset management fund initiatives to potential private investors, and seeking alternatives to monetize portions of our net lease portfolios which have a lower cost of capital and, we believe, embedded appreciation to our basis.”

Subsequent Events and Dividends

On October 23, 2007, NorthStar announced that its Board of Directors declared a cash dividend of $0.36 per share of common stock, payable with respect to the quarter ended September 30, 2007. The dividend will be paid on November 15, 2007 to shareholders of record as of the close of business on November 7, 2007.

At September 30, 2007, NorthStar had 64,707,404 total shares and operating partnership units outstanding, and $12.7 million of minority interest relating to its operating partnership. Adjusted diluted book value per common share was $9.75 and diluted book value per common share was $7.71. Adjusted diluted book value excludes cumulative mark-to-market adjustments included in other comprehensive income on securities classified as available for sale and interest rate swaps, as well as mark-to-market adjustments from the Securities Fund, and also excludes accumulated depreciation and amortization on owned real estate assets. For a calculation of adjusted diluted book value per common share, please refer to the table on the following pages.

On November 6, 2007, NorthStar modified an existing credit agreement and entered into a new term loan agreement with a major financial institution, which provide for approximately $600 million of term loan capacity.  The term facilities eliminate mark-to-market valuation adjustments under existing facilities with the same financial institution based on market credit spread movements and interest rate fluctuations.  The proceeds under the term facilities will be partially used to repay approximately $450 million outstanding under the existing facilities.  The term loan agreement also provides for up to $300 million of revolving term loan capacity as portions of the outstanding balance under the term loan agreement are repaid.  The term facilities initially bear interest at LIBOR plus 2.00% and have an initial two-year term which the Company has the option to extend for an additional one-year period, subject to certain conditions.

Earnings Conference Call

NorthStar will hold a conference call to discuss third quarter 2007 financial results on November 8, 2007, at 10:00 AM Eastern time. Hosting the call will be David Hamamoto, chairman, president and chief executive officer, and Andrew Richardson, chief financial officer and treasurer. The Company will post on its website, www.nrfc.com, a September 30, 2007 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar's website, www.nrfc.com, and will be archived on the Company's website. The call can also be accessed live over the phone by dialing 800-366-7449, or for international callers, by dialing 303-262-2175.

A replay of the call will be available one hour after the call through Thursday, November 15, 2007 by dialing 800-405-2236 or 303-590-3000 for international callers, using pass code 11099747.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is an internally managed REIT that primarily originates and invests in commercial real estate debt, real estate securities and net lease properties. For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.
Condensed Consolidated Statements of Operations
(Amounts in thousands)
(Unaudited)
	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
Revenues and other income:
Interest income	$78,082	$41,059	$216,286	$86,346
Interest income - related parties	3,767	2,915	9,698	8,734
Rental and escalation income	26,674	10,829	67,877	25,260
Advisory and management fee income - related parties	2,441	1,454	5,256	4,447
Other revenue	1,714	2,007	5,275	4,360
Total revenues	112,678	58,264	304,392	129,147
Expenses:
Interest expense	65,290	32,958	177,393	67,123
Real estate properties - operating expenses	2,158	1,929	6,406	5,368
Asset management fees - related parties	1,405	209	2,868	298
Fund raising fees and other joint venture cost	6,295	-	6,295	-
General and administrative:
Salaries and equity based compensation (1)	9,525	5,013	27,175	14,968
Auditing and professional fees	1,347	1,179	5,558	3,470
Other general and administrative	3,517	2,703	10,157	6,108
Total general and administrative	14,389	8,895	42,890	24,546
Depreciation and amortization	9,163	3,948	23,594	9,273
Total expenses	98,700	47,939	259,446	106,608
Income from operations	13,978	10,325	44,946	22,539
Equity in (loss)/earnings of unconsolidated ventures	(4,578)	116	(5,162)	312
Unrealized gain (loss) on investments and other	4,416	21	(3,762)	1,645
Realized gain (loss) on investments and other	997	311	3,524	1,109
Income from continuing operations before minority interest	14,813	10,773	39,546	25,605
Minority interest in operating partnership	(680)	(1,203)	(1,835)	(3,452)
Minority interest in joint ventures	(215)	(37)	(351)	(37)
Income from continuing operations	13,918	9,533	37,360	22,116
Income (loss) from discontinued operations, net of minority interest	-	141	(13)	248
Gain (loss) on sale from discontinued operations, net of minority interest	-	-	(43)	141
Gain on sale of joint venture interest, net of minority interest	-	-	-	279
Net income	13,918	9,674	37,304	22,784
Preferred stock dividends	(5,231)	-	(11,302)	-
Net income available to common stockholders	$8,687	$9,674	$26,002	$22,784
Net income per share from continuing operations (basic/diluted)	$0.14	$0.23	$0.42	$0.61
Income per share from discontinued operations (basic/diluted)	-	-	-	0.01
Gain on sale of discontinued operations and joint venture interest (basic/diluted)	-	-	-	0.01
Net income available to common stockholders	$0.14	$0.23	$0.42	$0.63
Weighted average number of shares of common stock:
Basic	61,629,938	42,513,172	61,448,490	36,143,726
Diluted	64,659,852	48,068,996	64,400,903	41,770,003

___________________________________________________________
(1) The three months ended September 30, 2007 and 2006, includes $3,948 and $2,108 of equity based compensation expense, respectively. The nine months ended September 30, 2007 and 2006 includes $11,837 and $6,564 of equity based compensation expense, respectively.

NorthStar Realty Finance Corp. Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share and share data).
	September 30, 2007	December 31, 2006
ASSETS:	(Unaudited)
Cash and cash equivalents	$137,165	$44,753
Restricted cash	181,018	134,237
Operating real estate - net	1,061,674	468,608
Available for sale securities, at fair value	663,317	788,467
CDO deposit and warehouse agreements	—	32,649
Collateral held by broker	12,346	—
Real estate debt investments	2,095,371	1,571,510
Real estate debt investments held for sale	58,181	—
Corporate loan investments	452,000	—
Investments in and advances to unconsolidated ventures	35,050	11,845
Receivables, net of allowance of $4 and $9 in 2007 and 2006, respectively	31,709	17,477
Unbilled rents receivable	4,853	2,828
Derivative instruments, at fair value	435	958
Deferred costs and intangible assets, net	127,079	90,200
Other assets	47,795	22,088
Total assets	$4,907,993	$3,185,620

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Mortgage notes and loans payable	$861,385	$390,665
Exchangeable Senior Notes	172,500	—
CDO bonds payable	1,601,185	1,682,229
Credit facilities	896,885	16,000
Secured term loan	106,147	—
Liability to subsidiary trusts issuing preferred securities	286,258	213,558
Repurchase obligations	50,931	80,261
Securities sold, not yet purchased	12,346	—
Obligations under capital leases	3,518	3,454
Accounts payable and accrued expenses	39,400	20,025
Escrow deposits payable	66,943	58,478
Derivative liability, at fair value	19,549	16,012
Other liabilities	32,249	22,308
Total liabilities	4,149,296	2,502,990

Minority interest in operating partnership	12,686	7,655
Minority interest in joint ventures	17,488	15,204

Stockholders’ Equity:
8.75% Series A preferred stock, $0.01 par value, $25 liquidation preference per share, 2,400,000 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	57,867	57,867
8.25% Series B preferred stock, $0.01 par value, $25 liquidation preference per share, 7,600,000 and 0 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	183,505	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 61,678,284 and 61,237,781 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	616	612
Additional paid-in capital	595,025	590,035
Retained earnings (deficit)	(23,172)	16,570
Accumulated other comprehensive loss	(85,318)	(5,313)
Total stockholders’ equity	728,523	659,771
Total liabilities and stockholders’ equity	$4,907,993	$3,185,620

NorthStar Realty Finance Corp.
Reconciliation of Net income to Funds from Operations and Adjusted Funds from Operations
(Amounts in thousands, except per share data)

The following is a reconciliation of net income to FFO and AFFO and illustrates the difference in this measure of operating performance.

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006

Funds from Operations:
Income from continuing operations before minority interest	$14,813	$10,773	$39,546	$25,605
Minority interest in joint ventures	(215)	(37)	(351)	(37)
Income from continuing operations before minority interest in operating partnership	14,598	10,736	39,195	25,568
Adjustments:
Preferred dividend	(5,231)	-	(11,302)	-
Depreciation and amortization	9,163	3,948	23,594	9,273
Funds from discontinued operations	-	261	17	399
Real estate depreciation and amortization - unconsolidated ventures	247	326	743	658
Funds from Operations	$18,777	$15,271	$52,247	$35,898

Adjusted Funds from Operations:
Funds from Operations	$18,777	$15,271	$52,247	$35,898
Straight-line rental income, net	(866)	(286)	(1,853)	(955)
Straight-line rental income, discontinued operations	ំ	(39)	10	(43)
Straight-line rental income, unconsolidated ventures	(54)	(144)	(167)	(176)
Amortization of equity-based compensation	3,948	2,108	11,837	6,564
Fair value lease revenue (SFAS 141 adjustment)	(271)	(375)	(611)	(490)
Unrealized(gains)/losses from mark-to-market adjustments	(6,365)	120	3,473	(954)
Unrealized(gains)/losses from mark-to-market adjustments, unconsolidated ventures	4,393	-	4,393	-
Adjusted Funds from Operations	$19,562	$16,655	$69,329	$39,844

FFO per share of Common Stock	$0.29	$0.32	$0.81	$0.86

AFFO per share of Common Stock	$0.30	$0.35	$1.08	$0.95

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar's historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations; (ii) Adjusted Funds From Operations; (iii) Return on Average Common Book Equity; (iv) Return on Average Common Book Equity by business line; and (v) Adjusted Book Value. The following discussion defines these terms, which NorthStar believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. AFFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash expenses, such as real estate depreciation, which assumes that the value of real estate assets diminishes predictably over time and, in the case of AFFO, equity based compensation. Additionally, FFO and AFFO serve as measures of our operating performance because they facilitate evaluation of our company without the effects of selected items required in accordance with GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

NorthStar calculates AFFO by subtracting from (or adding) to FFO:

•
normalized recurring expenditures that are capitalized by us and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•	an adjustment to reverse the effects of the straight-lining of rents and fair value lease revenue under SFAS 141;

•	the amortization or accrual of various deferred costs including intangible assets and equity based compensation; and

•
an adjustment to reverse the effects of unrealized gains/(losses) relating to: (i) change in the value of the Company’s off-balance sheet warehouse facilities and carrying value of fund investments caused by changes in interest rates; and (ii) changes in the value of the credit default swaps in NorthStar’s consolidated synthetic CDO equity interests (which would otherwise be recorded as an adjustment to shareholder’s equity if such interests had been unconsolidated).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of the NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

Return on Average Common Book Equity

NorthStar calculates return on average common book equity (“ROE”) on a consolidated basis and for each of NorthStar’s major business lines. NorthStar believes that ROE provides investors and management with a good indication of the performance of the Company and its business lines because it provides the best approximation of cash returns on common equity invested. Management also uses ROE, among other factors, to evaluate profitability and efficiency of equity capital employed, and as a guide in determining where to allocate capital within its business. ROEs may fluctuate from quarter to quarter based upon a variety of factors, including the timing and amount of investment fundings, repayments and asset sales, capital raised and leverage used, and the yield on investments funded.

Adjusted Book Value

NorthStar calculates adjusted book value and adjusted diluted book value per share because this measure provides investors with a more useful longer-term measure of book value consistent with the Company’s intention to generally hold its securities assets to maturity while maintaining the flexibility to sell an asset for portfolio and risk management purposes. Management believes this measure also more accurately reflects its belief that well-maintained commercial real estate does not depreciate over long periods of time. Management also believes that adjusted book value, when used in conjunction with AFFO to compute ROE, provides a useful measure of the performance of its investments because it excludes intra- and inter-period changes in value due to changes in interest rates and market required risk premiums of its securities and interest rate hedges that are marked to market, which may not reflect the long-term value of its investments.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Return on Average Common Book Equity (including and excluding G&A and one-time items)
($ in thousands)
	Three Months Ended
	September 30, 2007		Annualized
Adjusted Funds from Operations (AFFO)	$19,562		$78,248	(A)

Plus: Fund Raising Fees and Other Joint Venture Costs	6,295
AFFO, excluding Fund Raising Fees and other Joint Venture Costs	25,857		103,428	(B)

Plus: General & Administrative Expenses	14,389
Plus: General & Administrative Expenses from Unconsolidated Ventures	1,148
Less: Equity-Based Compensation and Straight-Line Rent included in G&A	(3,951)
AFFO, excluding G&A	37,443		149,772	(C)

Average Common Book Equity & Operating Partnership Minority Interest (1)	$540,610	(D)
Return on Average Common Book Equity (including G&A)	14.5%	(A)/(D)
Return on Average Common Book Equity (excluding Fund Raising Fees and other Joint Venture costs)	19.1%	(B)/(D)
Return on Average Common Book Equity (excluding G&A)	27.7%	(C)/(D)

(1)
Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

Return on Average Common Book Equity by Business Segment (Pre-G&A and one-time items)
Including and Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization
($ in thousands)
	Lending	Securities	Net Lease	Corporate Debt	Total
AFFO, Pre-G&A and one time items	$19,808	$8,107	$6,614	$2,914	$37,443
Annualized (A)	79,232	32,428	26,456	11,656	149,772
Average Common Book Equity and Operating Partnership Minority Interest (B) (1)	324,295	57,653	134,231	24,431	540,610
Allocated Cumulative Mark-To-Market Adjustments for Securities Assets and Interest Rate Swaps (2)	7,770	64,162	67	11,705	83,704
Accumulated Depreciation and Amortization	-	-	42,123	-	42,123
Average Adjusted Common Book Equity and Operating Partnership Minority Interest (C) (1)(2)	$332,065	$121,815	$176,421	$36,136	$666,437

ROE, Net (A/B)	24.4%	56.2%	19.7%	47.7%	27.7%

ROE, Gross (A/C)	23.9%	26.6%	15.0%	32.3%	22.5%

(1)
Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

(2)	Excludes interest rate hedges on corporate capital such as trust preferred.

Third Quarter Funded Real Estate Loan and Net Lease Statistics
($ in thousands)
	Real Estate Loans
	Fixed	Floating	Total	Net Lease
Amount Funded	$7,108	$83,467	$90,575	$15,363
Weighted Average Yield	11.30%	9.67%	9.80%	11.82%
Weighted Average all-in spread/margin(1)	6.88%	4.55%	NA	NA
Weighted Average First $ LTV	62.2%	44.2%	45.6%	NA
Weighted Average Last $ LTV	95.0%	80.3%	81.4%	NA

(1)	Based on average quarterly and one-month LIBOR and US Treasury rates during the quarter. All-in spread and margin includes up-front origination fees and exit points, if any.

Third Quarter Funded Securities Investments Statistics
($ in thousands)	Amount
Invested
CMBS (investment grade)	$138,854
CMBS (non-investment grade)	4,958
CMBS Synthetic (investment grade)	22,500
Corporate Loans (non-investment grade)	4,938
Bank Loans (non-investment grade)	20,000
Total	$191,250

Third Quarter Funded Corporate Loan Statistics
($ in thousands)

Corporate Loans
Amount Funded	$220,924
Weighted Average Yield	8.69%
Weighted Average all in spread / margin (1)	3.57%
% First Lien	85.5%
% Second Lien	14.5%

(1)	Based on average quarterly one-month LIBOR rate during the quarter.

CDO Management Fees at September 30, 2007 ($ in thousands)

					Annualized
	Fee - Based	Annual Management Fee %			Management Fee
	Assets (1)	Senior	Subordinate	Total	Revenue
CDO I	$328,845	0.15%	0.20%	0.35%	$1,151
CDO II	343,040	0.15%	0.20%	0.35%	1,201
CDO III	401,793	0.15%	0.20%	0.35%	1,406
CDO IV	400,062	0.15%	0.20%	0.35%	1,395
CDO V	495,971	0.15%	0.20%	0.35%	1,736
CDO VI	450,000	0.15%	0.25%	0.40%	1,794
CDO VII	553,361	0.15%	0.20%	0.35%	1,937
CDO VIII	900,000	0.15%	0.25%	0.40%	3,589
CDO IX(2)	803,250	0.15%	0.25%	0.40%	3,213

Total	$4,676,322				$17,422

(1)	Represents September 2007 asset value per Trustee Statement.
(2)	CDO IX is owned by NorthStar Real Estate Securities Opportunity Fund and the Company receives directly the fees relating to this CDO.

Assets Under Management at September 30, 2007
($ in thousands)
	$	%
Investment grade securities	$2,333,411	31.3%
First mortgage(1)	1,392,615	18.3%
Non-investment grade securities	895,787	12.0%
Mezzanine and other subordinate loans	739,304	10.3%
Monroe- 1st lien loans	779,915	10.5%
Monroe- 2nd lien loans & CLO equity	115,842	1.6%
Non-investment grade net lease(2)	918,618	12.3%
Investment grade net lease(2)	274,590	3.7%
Total	$7,450,082	100.0%

(1)	Includes $133 million of junior participations in first mortgages.
(2)	Net lease amounts prior to accumulated depreciation and impact of statement of FAS No. 141.

Book Value Rollforward ($ in thousands, except per share data)

	$	Per Share
Common book value at June 30, 2007 (diluted)	$581,383	$8.99

Net income to common stockholders and minority interest,
excluding non-cash mark to market items included in net income	9,344	0.14

Mark to market adjustments included in net income:
Securities Fund (post-closing to September 30)	(4,393)	(0.07)
Securities Fund closing adjustments, net	4,931	0.08
Ineffective hedges	(515)	(0.01)

Mark to market adjustments in other comprehensive income and minority interest:
Securities accounted for as "available for sale", net	(57,302)	(0.89)
Effective interest rate hedges, net	(25,273)	(0.40)
Reclassification adjustments from other comprehensive income to gains/(losses) included in net income	9,968	0.15

Dividends and distributions paid to common stockholders and minority interest	(23,285)	(0.36)

Accretion/(dilution) from additional shares issued during quarter(1)	4,979	0.08
Total net increases/(decreases)	(81,546)	(1.28)

Common book value at September 30, 2007 (diluted)	$499,837	$7.71

Accumulated depreciation and amortization relating to net
leased assets	42,123	0.65
Undepreciated book value at September 30, 2007 (diluted)	$541,960	$8.36

Reversal of cumulative mark-to-market adjustments(2)	89,711	1.39
Adjusted diluted book value per common share	$631,671	$9.75

(1)	Issuance of common stock in from DRIP and DSPP plan.
(2)
Includes cumulative mark-to-market adjustments in other comprehensive income on securities classified as available for sale and interest rate swaps, as well as cumulative unrealized gains/(losses) relating to mark-to-market adjustments on our investment in the Securities Fund.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty's expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty's SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2006. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:
Investor Relations
Julie Tu
(212) 827-3776